U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                               AMENDMENT NO. 4 TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


Registration No. 333-100113

                          Full Circle Promotions, Inc.,
                          -----------------------------
             (Exact name of registrant as specified in its charter)

Nevada                           7373                                33-0986282
------                           ----                                ----------
(State or other        (Primary Standard Industrial            (I.R.S. Employer
jurisdiction of         Classification Code Number)          Identification No.)
incorporation or
organization)

26446 Woodsrest Lane, San Juan Capistrano, California                     92675
-----------------------------------------------------                     -----
(Address of registrant's principal executive offices)                 (Zip Code)

                                  949.272.1695
                                  ------------
              (Registrant's Telephone Number, Including Area Code)

                              Karin C. Carter, Esq.
                         3608 Hathaway Avenue, Suite 258
                          Long Beach, California 90815
                                  562.293.1733
                             Facsimile 888.844.4846
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          -------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                          -------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
====================================== ======================== ==================== ======================= ===============
         Title of each class                   Amount            Proposed maximum       Proposed maximum       Amount of
            of securities                       to be             offering price           aggregate          registration
          to be registered                   registered              per share           offering price           fee
-------------------------------------- ------------------------ -------------------- ----------------------- ---------------
Common Stock, $.001 par value               1,250,000(1)               $0.20                $250,000             $23.00
-------------------------------------- ------------------------ -------------------- ----------------------- ---------------
Common Stock, $.001 par value                693,750(2)                $0.20                $138,750             $12.77
====================================== ======================== ==================== ======================= ===============
                                                                                       Total Registration Fee:   $35.77
(1) Represents shares offered for sale by Full Circle Promotions, Inc.
(2) Represents shares offered by selling shareholders. The offering price of
    $0.20 per share for the selling shareholders was estimated for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                             Preliminary Prospectus
                          Full Circle Promotions, Inc.,
                              a Nevada corporation

                        1,943,750 Shares of Common Stock


         This prospectus relates to 1,943,750 shares of our common stock. We are offering for sale 1,250,000 shares of our common stock in a direct public offering. The purchase price is $0.20 per share. No underwriter is involved in the offering and distribution of the shares. We are offering the shares without any underwriting discounts or commissions. Our president, Sean Connelly, will offer and sell the shares on our behalf. If all of the shares offered are purchased, the proceeds to us will be $250,000. No minimum amount is required to be sold in this offering. This is our initial public offering and no public market currently exists for shares of our common stock. This offering will terminate after six months ^.

        -------------------- ------------------- ----------------- -------------
        Title of securities   Number of offered    Offering price    Proceeds
        to be offered           shares             per share
        -------------------- ------------------- ----------------- -------------
        Common Stock(1)         1,250,000             $0.20         $250,000
        -------------------- ------------------- ----------------- -------------
        (1)Represents shares offered for sale by Full Circle Promotions, Inc.

         Additionally, the selling security holders want to register for sale 693,750 shares of our issued and outstanding common stock. The selling security holders will sell at a price of $0.20 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will not receive any of the proceeds from the sale of those shares being offered by the selling shareholders.

         SEE "RISK FACTORS" ON PAGES 5 TO 8 FOR FACTORS TO BE CONSIDERED BEFORE PURCHASING SHARES OF OUR COMMON STOCK.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED.



                 The date of this prospectus is May 7, 2003.
                             Subject to completion.

                                TABLE OF CONTENTS

         Prospectus Summary ..................................................4
         Risk Factors.........................................................5
         Forward Looking Statements ..........................................8
         Use of Proceeds......................................................9
         Determination of Offering Price.....................................10
         Dilution............................................................10
         Selling Security Holders............................................11
         Plan of Distribution................................................12
         Legal Proceedings...................................................13
         Directors, Executive Officers, Promoters and Control Persons........13
         Security Ownership of Certain Beneficial Owners and Management......14
         Description of Securities...........................................15
         Interest of Named Experts and Counsel...............................16
         Disclosure of Commission Position on Indemnification for
         Securities Act Liabilities..........................................16
         Organization Within Last Five Years.................................16
         Description of Business.............................................16
         Management's Discussion and Analysis of Financial Condition
         and Results of Operations...........................................20
         Description of Property.............................................22
         Certain Relationships and Related Transactions......................22
         Market for Common Equity and Related Stockholder Matters............22
         Executive Compensation .............................................24
         Financial Statements................................................25
         Changes in and Disagreements with Accountants on
         Accounting and Financial Disclosure.................................41
         Legal Matters.......................................................41
         Experts.............................................................41
         Additional Information..............................................41
         Indemnification of Directors and Officers...........................42
         Other Expenses of Issuance and Distribution.........................42
         Recent Sales of Unregistered Securities.............................42
         Exhibits............................................................43
         Undertakings........................................................43
         Signatures..........................................................44

         OUTSIDE BACK COVER PAGE

         Dealer Prospectus Delivery Obligation

         Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY
------------------

OUR BUSINESS:                       Our principal business address is 26446
                                    Woodsrest Lane, San Juan Capistrano,
                                    California 92675. Our telephone number is 949.272.1695.

                                    We were incorporated in Nevada on October
                                    12, 2001. We intend to provide clients with website development services. A website helps a company to market themselves to potential customers by giving that company an internet presence. We hope to help companies determine their needs for their own website, and then design and develop websites for those companies. We intend to design these websites so that our clients can attract their desired audience to their website. We hope that the sites we design for our clients will help them market themselves to their customers and generate business. We hope that the websites we design for our clients will be easy for their customers to use, easy to maintain, and use the latest in website features. We anticipate targeting customers who require such website development services, especially smaller firms, startups, and vocational schools.

                                    Our first customer was a company that sells fashion accessories using the initial website we designed for them. The website we developed for our former customer was located at www.pinkmascara.com, and enabled this client to sell products from this location. In addition, we designed a data collection capability and database for data collected from the website. We designed this website and database for this company in exchange for $2,500. This project was completed in 2002. Because we were not able to perform the follow up work on the contract and perform maintenance as contemplated, this customer decided to engage another contractor to take over this project. The new contractor designed a new site for this customer and currently operates the new website. Therefore, the website we designed and operated for this customer no longer appears at that web address. We are not affiliated in any way with the company that now operates our former customer's website.

                                    We do not believe that we are a blank-check company as contemplated by the provisions of Rule 419 because we have a specific business plan, namely, to provide website development services, and have already begun providing services according to that business plan. Rule 419 (a)(2) defines a "blank check" company as one that "has no specific plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person; and entity or person; and is issuing `penny stock,' as defined in Rule 3a51-1 under the Securities Exchange Act of 1934." Even though we have been recently formed and have not yet been entirely successful in implementing our business plan, we intend to continue to pursue our plan to become a profitable provider of website development services. Moreover, we have not planned to engage in a merger or acquisition with an unidentified company, and do not plan to do so in the foreseeable future. Therefore, we do not believe that we are a "blank check" company under Rule 419.

                                    We plan to use our own website to promote and describe our services. We project that our website will display contact information so that potential customers may contact us.

SUMMARY FINANCIAL INFORMATION:      The summary financial information set forth
                                    below is derived from the more detailed
                                    financial statements appearing elsewhere in this Form SB-2. We have prepared our financial statements contained in this Form
                                    SB-2 in accordance with generally accepted accounting principles in the United States.
                                    All information should be considered in
                                    conjunction with our financial statements and the notes contained elsewhere in this Form SB-2.

              INCOME STATEMENT           PERIOD FROM            PERIOD FROM
                                      OCTOBER 12, 2001        OCTOBER 12, 2001
                                       (INCEPTION) TO          (INCEPTION) TO
                                     SEPTEMBER 30, 2002       DECEMBER 31, 2002
                                              $                        $

              Revenue                       8,405                    8,905
              Gross Profit                  1,575                    2,075
              Net Loss                    (29,543)                 (33,008)
              Net Loss Per Share           (0.01)                   (0.01)




              BALANCE SHEET          SEPTEMBER 30, 2002       DECEMBER 31, 2002
                                              $                        $

              Total Assets                    0                        0
              Total Liabilities             7,648                    9,613
              Shareholders' Deficiency     (7,648)                  (9,613)


OUR STATE OF ORGANIZATION:          We were incorporated in Nevada on October
                                    12, 2001.

PRIMARY OFFERING
-----------------

NUMBER OF SHARES BEING OFFERED:     We intend to sell 1,250,000 shares of our
                                    common stock being registered pursuant to this registration statement.

NUMBER OF SHARES OUTSTANDING        3,213,750 shares of our common stock are
AFTER THE OFFERING:                 currently issued and outstanding. After the
                                    offering, 4,463,750 shares of our common stock will be issued and outstanding.

ESTIMATED USE OF                    We will receive $250,000 if all of the
PROCEEDS:                           offered shares are sold. We intend to use
                                    any proceeds from such sale for marketing expenses and for working capital.

SECONDARY OFFERING
------------------

NUMBER OF SHARES BEING OFFERED:     The selling security holders want to sell
                                    693,750 shares of our issued and outstanding common stock. The selling security holders will sell at a price of $0.20 per share until the shares are quoted on the OTC
                                    Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

ESTIMATED USE OF                    We will not receive any of the proceeds from
PROCEEDS:                           the sale of those shares being offered by
                                    the selling security holders.

                                  RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative in nature and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his investment.

RISKS RELATED TO OUR BUSINESS:

WE ARE A NEW COMPANY WITH LOSSES SINCE OUR FORMATION AND EXPECT TO INCUR NET LOSSES FOR THE FORESEEABLE FUTURE. WE HAVE NO OPERATING HISTORY UPON WHICH AN EVALUATION OF OUR PROSPECTS CAN BE MADE. FOR THAT REASON, IT WOULD BE DIFFICULT FOR A POTENTIAL INVESTOR TO JUDGE OUR PROSPECTS FOR SUCCESS.

We were formed on October 12, 2001, and have a limited operating history. Therefore, a potential investor may have difficulty evaluating our prospects for profitable operations. We may not be able to achieve profitable operations, in which case an investor might lose the money they had invested in us. Our management team is new, our marketing and service offerings are limited and our website is currently being further developed. Our own website is not currently operational. We anticipate that our website will describe our services and that potential customers can use it to contact us. We also hope that our website will display examples of our work. To date, we have only obtained one contract for web design services, and because we were unable to perform the follow up and maintenance work required by the client, that client has terminated their relationship with us and retained another website designer. We hope to obtain additional contracts to provide services to other clients, though we have not yet been able to do so. We will encounter difficulties as an early stage company in the rapidly evolving and highly competitive website hosting and design industry.

We intend to offer our website design services directly to businesses. Our services will be initially offered directly to small and medium size businesses. However, we intend to broaden the scope of our business model to rely on our marketing relationships to generate the majority of our revenues. We have never achieved profitability and, given the level of planned operating and capital expenditures, we expect to continue to incur additional operating losses for the foreseeable future. Therefore, the revenue and income potential of our business model is unproven. For these reasons, our business may not prove successful, and an investor could lose the money they invested in us.

WE HAVE INCURRED A NET LOSS SINCE INCEPTION AND EXPECT TO INCUR NET LOSSES FOR THE FORESEEABLE FUTURE, WHICH RAISES SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN AND MAY PREVENT US FROM RAISING ADDITIONAL FUNDS. IF WE ARE NOT ABLE TO OPERATE PROFITABLY, WE MAY HAVE TO DISCONTINUE OUR OPERATIONS, CAUSING OUR SHAREHOLDERS TO LOSE THEIR INVESTMENT IN US.

As of December 31, 2002, our losses since inception were $33,008. We expect to incur significant operating and capital expenditures and, as a result, we expect significant net losses in the future. We will need to generate significant revenues to achieve and maintain profitability. We may not be able to generate sufficient revenues to achieve profitable operations. If we are not able to operate and generate a profit, we may have to cease operations. This would cause our shareholders to lose their investment in us.

Note 1 to our financial statements includes the following language: "[t]he Company has no established source of revenue. This factor raises substantial doubt about the Company's ability to continue as a going concern." If we are not able to pay our operating expenses, we may have to liquidate the company and its assets. Our officers and directors have expressed their intent to assist in the payment of our operating expenses as long as they maintain their stock ownership in us. However, our officers and directors are under no obligation to pay our expenses. We have not formulated a plan of liquidation in the event our officers and directors do not pay our expenses.

THERE IS NO MINIMUM AMOUNT OF FUNDS WHICH MUST BE RAISED IN ORDER FOR US TO HAVE ACCESS TO OFFERING PROCEEDS. HOWEVER, WE MAY NOT BE ABLE TO IMPLEMENT OUR BUSINESS PLAN IF WE SELL AN INSIGNIFICANT NUMBER OF SHARES IN THIS OFFERING, WHICH COULD HINDER OUR ABILITY TO GENERATE REVENUES AND INVESTORS IN THIS OFFERING COULD LOSE ALL THEIR INVESTMENT FUNDS.

We are a development stage company. We depend on the proceeds of this offering in order to implement our additional stages of our business plan. However, if we do not raise sufficient funds in this offering to fully implement our business expansion plans, we may conduct additional public or private offerings of our stock or making other funding arrangements such as loans or entering into strategic partnerships. We have not identified any specific alternative sources of funding other than this offering. We will have immediate access to funds raised in this offering. There is no guarantee that we will be able to sell all, or any, of the offered shares. If we sell only an insignificant number of the offered shares, we may not be able to fully implement our business plan which will harm our ability to earn revenues. Specifically, we may not realize sufficient proceeds from this offering to complete organizational and development costs, or to provide adequate cash flow for planned marketing expenses and working capital. Our inability to raise sufficient funds in this offering may significantly hinder our ability to conduct operations and generate revenues. If we are able to sell only an insignificant number of shares in this offering, investors may lose their entire cash investment because we will not return investors' funds even if we do not raise enough to fully implement our business plan. Therefore, an investor should not invest in our business unless they are in a position to lose their entire investment.

WE USE THE SERVICES OF ONE PROVIDER FOR INTERNET ACCESS AND HOSTING SERVICES, WHICH WE PLAN TO RESELL UNDER OUR NAME. IF OUR INTERNET SERVICE IS INTERRUPTED, OUR ABILITY TO OFFER SERVICES AND THEREBY GENERATE REVENUES MIGHT BE HARMED, WHICH WOULD LOWER THE VALUE OF AN INVESTMENT IN US.

Our provider may experience disruptions of service or have limited capacity, which could disrupt our services. Our internet service provider is Epoch Internet. We have a month-to-month contract for internet access from Epoch Internet. In the event of an extended disruption, we might need to replace or supplement these services. Because we rely on a third-party Internet service provider for our backbone connections to the Internet, we could face limitations on our ability to serve our subscribers, including the following:

     o we do not control decisions regarding availability of service at any particular time;
     o we may not be able to deploy new technologies because our providers may not be able to support that technology; and
     o we may not be able to negotiate favorable interconnectivity agreements with other Internet service providers.

THE INTERNET INDUSTRY IS EXPERIENCING CONSOLIDATION THAT MAY INTENSIFY COMPETITION, WHICH MAY MAKE IT MORE DIFFICULT FOR US TO GENERATE REVENUES. IF WE ARE NOT ABLE TO GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE MAY HAVE TO CEASE OPERATIONS, CAUSING OUR INVESTORS TO LOSE THEIR INVESTMENT.

The Internet industry has recently experienced substantial consolidation and a proliferation of strategic transactions. We expect this consolidation and strategic partnering to continue. Acquisitions or strategic partnerships could harm us in a number of ways, including:

     o competitors could acquire or partner with companies with which we have strategic partnerships and discontinue our strategic partnerships, resulting in the loss of distribution opportunities for our services;
     o our competitors could merge with each other or third-parties with significant resources and experience, thereby increasing their ability to compete with our services; and
     o    a competitor could acquire or partner with one of our key suppliers.

Any of these factors could significantly hinder our ability to generate revenues. We cannot guaranty that we will be able either to develop services comparable or superior to services offered by our current or future competitors or to adapt to new technologies, evolving industry standards and changes in customer requirements. Increased competition, particularly online competition, may result in price reductions, reduced margins and loss of market share, any or all of which could harm our business. If we are not able to generate revenues and operate profitably, we may have to cease operations, which could cause our investors to lose their investment in us.

OUR OFFICERS AND DIRECTORS ARE ENGAGED IN OTHER ACTIVITIES THAT COULD HAVE CONFLICTS OF INTEREST WITH US. THEREFORE, OUR OFFICERS AND DIRECTORS MAY NOT DEVOTE ADEQUATE TIME TO OUR AFFAIRS, WHICH MAY AFFECT OUR ABILITY TO CONDUCT MARKETING ACTIVITIES AND GENERATE REVENUES. IF WE ARE NOT ABLE TO GENERATE ENOUGH REVENUES TO OPERATE PROFITABLY, WE MIGHT NEED TO CEASE OPERATIONS, WHICH WOULD CAUSE OUR SHAREHOLDERS TO LOSE THEIR INVESTMENT IN US.

The persons serving as our officers and directors have existing responsibilities and may have additional responsibilities to provide management and services to other entities. Our successful operation may depend on our management devoting adequate time to our operations and building our reputation among clients and potential clients. As a result, conflicts of interest between us and the other activities of those entities may occur from time to time, in that our officers and directors shall have conflicts of interest in allocating time, services, and functions between the other business ventures in which they may be or become involved and our affairs. Mr. Connelly currently devotes approximately ten hours per week, but anticipates that he will devote significantly more hours if we begin generating significant revenues. Mr. Vancas currently works for us on a full time basis. If our management does not devote adequate time to our operations for us to operate profitably, we might have to cease operations, causing investors to lose their investment in us.

RISKS RELATED TO OWNING OUR COMMON STOCK:

THE CONCURRENT OFFERING OF SHARES BY OUR SELLING SECURITY HOLDERS WITH THE OFFERING OF SHARES TO BE SOLD BY US MAY MAKE IT MORE DIFFICULT FOR US TO SELL OUR SHARES. IF POTENTIAL INVESTORS BUY SHARES IN US FROM THE SELLING SECURITY HOLDERS INSTEAD OF FROM US, THEN WE MAY NOT BE ABLE TO RAISE THE FUNDS WE NEED TO EXPAND OUR OPERATIONS TO THE POINT OF PROFITABLE OPERATIONS. IF WE CANNOT OPERATE PROFITABLY, WE MIGHT HAVE TO CEASE OPERATIONS, CAUSING INVESTORS TO LOSE THEIR INVESTMENT IN US.

We are selling 1,250,000 shares concurrently with the sale of 693,750 shares by the selling security holders. To the extent that selling security holder and our shares are being offered for sale concurrently, each sale of shares held by our selling security holders may reduce the number of investors willing to buy our shares as well as the demand for our shares. As a result, we may not be able to raise funds from this offering to implement our business strategy and our ability to raise capital may be hampered. We believe we need to raise at least $30,000 from this offering in order to begin operating profitably. If we are not able to raise enough from this offering to market our services to enough clients to enable us to operate profitably, we might have to cease operations which would cause our investors to lose their investment in us.

WE ARBITRARILY DETERMINED THE OFFERING PRICE OF THE SHARES OF COMMON STOCK. THEREFORE, INVESTORS MAY LOSE ALL OR PART OF THEIR INVESTMENT IF THE OFFERING PRICE IS HIGHER THAN THE CURRENT MARKET VALUE OF THE OFFERED SHARES.

The offering price of the shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have only generated minimal revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. Investors could lose all or a part of their investment if the offering price has been arbitrarily set too high. Even if a public trading market develops for our common stock, the shares may not attain market values commensurate with the offering price.

OUR PRESIDENT OWNS APPROXIMATELY 77.8% OF OUR OUTSTANDING SHARES OF COMMON STOCK, ALLOWING HIM TO CONTROL MATTERS REQUIRING APPROVAL OF OUR SHAREHOLDERS. SUCH CONCENTRATED CONTROL MAY NOT BE ATTRACTIVE TO POTENTIAL INVESTORS, WHICH MIGHT REDUCE THE FUNDING WE ARE ABLE TO RAISE, WHICH, IN TURN, WOULD REDUCE OUR ABILITY TO PROVIDE A RETURN TO OUR INVESTORS.

Our president owns approximately 77.8% of our outstanding shares of common stock. Even if all the shares we are offering are sold, he will still own approximately 56% of our outstanding shares of common stock. Such concentrated control of the company may serve to negatively influence the price of our common stock. In addition, our president will be able to control matters requiring approval by our security holders, including the election of directors. Moreover, our president may have different interests from those interests of unaffiliated shareholders. Due to the overwhelming control by this shareholder, we may reject business combinations or change of control attempts that benefit the unaffiliated shareholders. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into different transactions which require shareholder approval.

WE LACK A PUBLIC MARKET FOR SHARES OF OUR COMMON STOCK, WHICH MAY MAKE IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES. IF INVESTORS ARE NOT ABLE TO SELL THEIR SHARES, THEY MIGHT BE UNABLE TO RECOUP THEIR INVESTMENT IN US.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. If investors cannot sell the shares of our common stock that they own, they may not be able to recoup their investment in us. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. Factors such as announcements of new services by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in our sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.

FORWARD LOOKING STATEMENTS
--------------------------

INFORMATION IN THIS PROSPECTUS CONTAINS "FORWARD LOOKING STATEMENTS" WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING WORDS SUCH AS "BELIEVES", "ESTIMATES", "COULD", "POSSIBLY", "PROBABLY", "ANTICIPATES", "ESTIMATES", "PROJECTS", "EXPECTS", "MAY" OR "SHOULD" OR OTHER VARIATIONS OR SIMILAR WORDS. NO ASSURANCES CAN BE GIVEN THAT THE FUTURE RESULTS ANTICIPATED BY THE FORWARD-LOOKING STATEMENTS WILL BE ACHIEVED. THE FOLLOWING MATTERS CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS WITH RESPECT TO THOSE FORWARD-LOOKING STATEMENTS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO VARY MATERIALLY FROM THE FUTURE RESULTS ANTICIPATED BY THOSE FORWARD-LOOKING STATEMENTS. AMONG THE KEY FACTORS THAT HAVE A DIRECT BEARING ON OUR RESULTS OF OPERATIONS ARE THE EFFECTS OF VARIOUS GOVERNMENTAL REGULATIONS, THE FLUCTUATION OF OUR DIRECT COSTS AND THE COSTS AND EFFECTIVENESS OF OUR OPERATING STRATEGY. OTHER FACTORS COULD ALSO CAUSE ACTUAL RESULTS TO VARY MATERIALLY FROM THE FUTURE RESULTS ANTICIPATED BY THOSE FORWARD-LOOKING STATEMENTS.

USE OF PROCEEDS
---------------

We will receive up to $250,000 if all of the shares of common stock offered by us at $0.20 per share are purchased. We cannot guaranty that we will sell any or all of the shares being offered by us.

============================== ======================== ================== ================== ====================================
OFFERED SHARES SOLD               OFFERING PROCEEDS        APPROXIMATE        TOTAL NET*        PRINCIPAL USES OF NET PROCEEDS
                                                        OFFERING EXPENSES  OFFERING PROCEEDS
------------------------------ ------------------------ ------------------ ------------------ ------------------------------------
                                                                                              Rent/Office Expenses:       $    500
                                                                                              Website Development:        $  9,500
                                                                                              Computer Equipment:         $  2,000
                                                                                              Marketing/Printing:         $    806
      312,500 shares (25%)             $62,500               $16,186            $13,306       Working Capital:            $    500
------------------------------ ------------------------ ------------------ ------------------ ------------------------------------
                                                                                              Rent/Office Expenses:       $  1,500
                                                                                              Website Development:        $ 21,000
                                                                                              Computer Equipment:         $  8,000
                                                                                              Marketing/Printing:         $ 33,806
      625,000 shares (50%)            $125,000               $16,186            $75,806       Working Capital:            $ 11,500
------------------------------ ------------------------ ------------------ ------------------ ------------------------------------
                                                                                              Rent/Office Expenses:       $  7,500
                                                                                              Website Development:        $ 30,000
                                                                                              Computer Equipment:         $ 15,500
                                                                                              Marketing/Printing:         $ 64,306
      937,500 shares (75%)            $187,500               $16,186           $138,306       Working Capital:            $ 21,000
------------------------------ ------------------------ ------------------ ------------------ ------------------------------------
                                                                                              Rent/Office Expenses:       $ 15,000
                                                                                              Website Development:        $ 34,000
                                                                                              Computer Equipment:         $ 17,500
                                                                                              Marketing/Printing:         $104,806
     1,250,000 shares (100%)          $250,000               $16,186           $200,806       Working Capital:            $ 29,500
------------------------------ ------------------------ ------------------ ------------------ ------------------------------------

============================== ======================== ================== ================== ====================================
*Less our deficit as of December 31, 2002 of $33,008.

If less than 25% of the shares are sold, then we intend to use the net proceeds that we receive for working capital. Those expenses may increase if we are able to grow our operations and marketing activities. We anticipate that our working capital requirements will include our general administrative expenses of approximately $10,000, legal expenses of approximately $10,000 and accounting expenses of approximately $5,000 for the next twelve months. Therefore, we hope to raise at least $25,000 to cover these expenses.

Marketing expenses includes costs associated with in person marketing presentations to potential customers, including travel and entertainment expenses. Marketing expenses also includes development, preparation and printing of marketing materials, such as brochures and catalogs.

None of the proceeds will be used to reimburse the expenses that were previously paid by our president including office rent or compensation for services provided prior to the offering. If the offering proceeds are insufficient to pay the offering expenses in full, then we intend to pay those expenses from our current cash reserves.

We will not receive any of the proceeds from the sale of those shares being offered by the selling security holders.

DETERMINATION OF OFFERING PRICE
-------------------------------

Factors Used to Determine Share Price. The offering price of the 1,250,000 shares of common stock being offered by us has been determined primarily by our capital requirements and has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of the shares of common stock is not based on past earnings, nor is the price of the shares indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

The offering price of the shares being offered by the selling security holders has no relationship to any established criteria of value, such as book value or earnings per share.

DILUTION
--------

We intend to sell 1,250,000 shares of our common stock being registered by this registration statement. We were initially capitalized by the sale of our common stock. The following table sets forth the number of shares of common stock purchased from us, the total consideration paid and the price per share. The table assumes all 1,250,000 shares of common stock will be sold. The founding shareholders include Sean Connelly and Neilan Vancas, our officers and directors.

=========================== ========================================= ====================================== ==================
                                         Shares Issued                         Total Consideration                 Price
                                                                                                                 Per Share
                                   Number               Percent             Amount             Percent
--------------------------- ---------------------- ------------------ ------------------- ------------------ ------------------
Founding Shareholders         2,520,000 Shares           56.5%              $2,520              0.95%             $0.001
--------------------------- ---------------------- ------------------ ------------------- ------------------ ------------------
Shareholders                    693,750 Shares           15.5%             $13,875              5.21%              $0.02
--------------------------- ---------------------- ------------------ ------------------- ------------------ ------------------
Purchasers of Shares          1,250,000 Shares           28.0%             $250,000            93.84%              $0.20
=========================== ====================== ================== =================== ================== ==================
Total                         4,463,750 Shares           100%              $266,395             100%
=========================== ====================== ================== =================== ================== ==================

The following table sets forth the difference between the offering price of the shares of our common stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 100%, 50% and 25% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of December 31, 2002.

---------------------------------------------------------- ---------------------- ---------------------- ----------------------
                                                              100% OF OFFERED        50% OF OFFERED         25% OF OFFERED
                                                              SHARES ARE SOLD        SHARES ARE SOLD        SHARES ARE SOLD
---------------------------------------------------------- ---------------------- ---------------------- ----------------------
Offering Price                                             $0.20 per share        $0.20 per share        $0.20 per share
---------------------------------------------------------- ---------------------- ---------------------- ----------------------
Net tangible book value at 12/31/02                        ($0.003) per share     ($0.003) per share     ($0.003) per share
---------------------------------------------------------- ---------------------- ---------------------- ----------------------
Net tangible book value after giving effect to the
offering                                                   $0.045 per share       $0.020 per share       $0.004 per share
---------------------------------------------------------- ---------------------- ---------------------- ----------------------
Increase in net tangible book value per share
attributable to cash payments made by new investors        $0.048 per share       $0.023 per share       $0.007 per share
---------------------------------------------------------- ---------------------- ---------------------- ----------------------
Per Share Dilution to New Investors                        $0.155 per share       $0.18 per share        $0.196 per share
---------------------------------------------------------- ---------------------- ---------------------- ----------------------
Percent Dilution to New Investors                                   78%                    90%                    98%
---------------------------------------------------------- ---------------------- ---------------------- ----------------------

The shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution.

SELLING SECURITY HOLDERS
------------------------

The following table sets forth information concerning the selling security holders including:

     1. the number of shares owned by each selling security holder prior to this offering;
     2. the total number of shares that are to be offered for each selling security holder;
     3. the total number of shares of common stock that will be owned by each selling security holder upon completion of the offering; and
     4. the percentage of common stock that will be owned by each selling security holder upon completion of the offering if all of the offered shares are sold by the selling security holders and the company.

The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders. None of the selling security holders has held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling security holders had or have any material relationship with us. None of the selling security holders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.

------------------------- ------------------------ ------------------------ --------------------------- ---------------------------
    NAME OF SELLING         AMOUNT OF SHARES OF      AMOUNT OF SHARES OF       AMOUNT OF SHARES OF         PERCENTAGE OF COMMON
    SECURITY HOLDER        COMMON STOCK OWNED BY     COMMON STOCK TO BE       COMMON STOCK OWNED BY     STOCK OWNED IF ALL OF THE
                             SELLING SECURITY      OFFERED BY THE SELLING    SELLING SECURITY HOLDER     OFFERED SHARES ARE SOLD
                             HOLDER BEFORE THE         SECURITY HOLDER          AFTER THE OFFERING
                                 OFFERING
------------------------- ------------------------ ------------------------ --------------------------- ---------------------------
George Glass III                  6,250                    6,250                       0                           0%
-----------------------------------------------------------------------------------------------------------------------------------
Karl Hoshor                      12,500                   12,500                       0                           0%
-----------------------------------------------------------------------------------------------------------------------------------
Vanessa Jeftic                    2,500                    2,500                       0                           0%
----------------------------------------------------------------------------------------------------------------------------------
Daniel Trotter                   90,000                   90,000                       0                           0%
-----------------------------------------------------------------------------------------------------------------------------------
Chris Roesti                      5,000                    5,000                       0                           0%
-----------------------------------------------------------------------------------------------------------------------------------
James Doone                      15,000                   15,000                       0                           0%
-----------------------------------------------------------------------------------------------------------------------------------
Ronald Pasquesi                  12,500                   12,500                       0                           0%
-----------------------------------------------------------------------------------------------------------------------------------
William Sterling                200,000                  200,000                       0                           0%
-----------------------------------------------------------------------------------------------------------------------------------
Kamal Shukur                     50,000                   50,000                       0                           0%
-----------------------------------------------------------------------------------------------------------------------------------
Eric J. Peterson                 50,000                   50,000                       0                           0%
-----------------------------------------------------------------------------------------------------------------------------------
Anne Keel LeClair                40,000                   40,000                       0                           0%
-----------------------------------------------------------------------------------------------------------------------------------
Douglas DeLa Garza               12,500                   12,500                       0                           0%
-----------------------------------------------------------------------------------------------------------------------------------
Danalee Smith                     2,500                    2,500                       0                           0%
-----------------------------------------------------------------------------------------------------------------------------------
Jeff Nelson                      25,000                   25,000                       0                           0%
-----------------------------------------------------------------------------------------------------------------------------------
Jerry Cardenas                    5,000                    5,000                       0                           0%
-----------------------------------------------------------------------------------------------------------------------------------
Mike Corder                       5,000                    5,000                       0                           0%
-----------------------------------------------------------------------------------------------------------------------------------
Molly Carlier                     2,500                    2,500                       0                           0%
-----------------------------------------------------------------------------------------------------------------------------------
Jeffrey R. Kremers                2,500                    2,500                       0                           0%
-----------------------------------------------------------------------------------------------------------------------------------
Michael D. Russell                2,500                    2,500                       0                           0%
-----------------------------------------------------------------------------------------------------------------------------------
Robert Bucho                     20,000                   20,000                       0                           0%
-----------------------------------------------------------------------------------------------------------------------------------
Sonny A. Martinez                 2,500                    2,500                       0                           0%
-----------------------------------------------------------------------------------------------------------------------------------
Patrick O'Curran Jr.              5,000                    5,000                       0                           0%
-----------------------------------------------------------------------------------------------------------------------------------
Jason Ortega                      5,000                    5,000                       0                           0%
-----------------------------------------------------------------------------------------------------------------------------------
Andrea Martinez                   2,500                    2,500                       0                           0%
-----------------------------------------------------------------------------------------------------------------------------------
Jesus Avelar                      2,500                    2,500                       0                           0%
-----------------------------------------------------------------------------------------------------------------------------------
Peggy A. Hancock                100,000                  100,000                       0                           0%
-----------------------------------------------------------------------------------------------------------------------------------
Matthew P. Mehl                  15,000                   15,000                       0                           0%
-----------------------------------------------------------------------------------------------------------------------------------

PLAN OF DISTRIBUTION
--------------------


PRIMARY OFFERING. We are offering for sale 1,250,000 shares of our common stock in a direct public offering. We have not conducted any discussions or negotiations for the sale of all or any portion of those 1,250,000 shares of our common stock. There is no minimum number of shares that must be purchased by each prospective purchaser and the maximum number of shares we will sell is 1,250,000. We will not pay any commissions or other fees, directly or indirectly to any person or firm in connection with solicitation of sales of the common stock. There are no minimum proceeds set for this offering. We will not place the funds raised in an escrow account. All funds received in this offering will be deposited directly into our corporate general account and will be available for immediate utilization. This offering will terminate after six months ^.

Sean Connelly, our president, will participate in the offer and sale of our shares of common stock, and rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Although Mr. Connelly is an associated person of the company as that term is defined in Rule 3a4-l under the Exchange Act, he is deemed not to be a broker for the following reasons:

     o Mr. Connelly is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.
     o Mr. Connelly will not be compensated for his participation in the sale of company securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.
     o Mr. Connelly is not an associated person of a broker or dealer at the time of participation in the sale of company securities.

Mr. Connelly will restrict his participation to the following activities:

     o preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by the president of a potential purchaser;
     o responding to inquiries of potential purchasers in communication initiated by the potential purchasers, provided, however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;
     o performing ministerial and clerical work involved in effecting any transaction.

We have not retained a broker for the sale of securities being offered. In the event we retain a broker who may be deemed an underwriter, an amendment to the registration statement will be filed.

The shares of common stock being offered by us have not been registered for sale under the securities laws of any state as of the date of this prospectus. We intend to register or qualify the offered shares in the following states: New York and Colorado.

SECONDARY OFFERING. The offering by the selling security holders will start as soon as this registration statement is declared effective. The selling security holders will sell at a price of $0.20 per share until the shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The selling security holders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise. The shares will not be sold in an underwritten public offering. The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
     o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
     o    privately negotiated transactions.

Brokers and dealers engaged by selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling security holders, or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser, in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or then related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions. In the event that a broker-dealer is added as a formal participant to the marketing effort of the selling security holders, we will file a post effective amendment to disclose such event.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

We have filed the registration statement, of which this prospectus forms a part, with respect to the sale of the shares by the selling security holders. There can be no assurance that the selling security holders will sell any or all of the offered shares.

We will pay all expenses in connection with the registration and sale of our common stock. None of the expenses will be paid by the selling security holders. The estimated expenses of issuance and distribution for all the shares being registered by this registration statement are set forth below.

======================================== ==================== ===============
Registration Fees                        Approximately                $36.00
---------------------------------------- -------------------- ---------------
Transfer Agent Fees                      Approximately               $650.00
---------------------------------------- -------------------- ---------------
Costs of Printing and Engraving          Approximately               $500.00
---------------------------------------- -------------------- ---------------
Legal Fees                               Approximately            $10,000.00
---------------------------------------- -------------------- ---------------
Accounting Fees                          Approximately             $5,000.00
======================================== ==================== ===============

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this registration statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

LEGAL PROCEEDINGS
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
-------------------------------------------------------------

EXECUTIVE OFFICERS AND DIRECTORS. Our directors and principal executive officers are as specified on the following table:

===================== =============== ========================================
Name                       Age        Position
--------------------- --------------- ----------------------------------------
Sean Connelly               33        President, Secretary and a Director
--------------------- --------------- ----------------------------------------
Neilan Vancas               20        Treasurer and a Director
===================== =============== ========================================

SEAN CONNELLY. Mr. Connelly has been our president, secretary and a director since our inception in October 2001. Mr. Connelly has extensive experience in website design and development. He has been a web solutions consultant for Peregrine Systems, from 2000 to the present. Peregrine Systems is a company that provides computer network services, software design and development and business infrastructure consulting. He also was a sales engineer for Percussion Systems, a software company, from 1998 to 2000. There is no relationship between Peregrine Systems and us, or between Percussion Systems and us. Prior to 1998, Mr. Connelly was a technical director with Foote Cone Belding in 1997, and a webmaster for NQL, Inc. Administration, and E-Procurement. Mr. Connelly has an Associate of Arts degree in Liberal Arts from Cypress College. Mr. Connelly is not an officer or director of any reporting company.

NEILAN VANCAS. Mr. Vancas has been our treasurer and a director since our inception in October 2001. Mr. Vancas manages all aspects of our operations, including web development and marketing and sales of our products. Mr. Vancas has extensive experience in website development and design. From 2000 to 2001, Mr. Vancas was employed as a senior web developer for Computer Concepts in San Clemente, California. Computer Concepts is a computer skills vocational school offering various certification programs. There is no relationship between Computer Concepts and us. From 1998 to 2001, Mr. Vancas was self employed as a freelance website developer. Mr. Vancas has not been a director of any reporting company.

There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of May 7, 2003, by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group. The percentages in the table assume that the selling security holders will not sell any of their shares which are being registered in this registration statement.

TITLE OF CLASS     NAME OF BENEFICIAL OWNER     AMOUNT AND NATURE OF  PERCENT OF CLASS   PERCENT OF CLASS   PERCENT OF CLASS IF
                                                  BENEFICIAL OWNER    IF NO SHARES ARE     IF 1,250,000      625,000 SHARES ARE
                                                                            SOLD         SHARES ARE SOLD            SOLD
--------------- ------------------------------- -------------------- ------------------ ------------------- -------------------
Common Stock    Sean Connelly                   2,500,000 shares,           77.8%             56.0%                65.1%
                26446 Woodsrest Lane San Juan   president,
                Capistrano                      secretary, and
                California 92675                director

Common Stock    Neilan Vancas                   20,000 shares,              0.6%              0.45%                 0.5%
                26446 Woodsrest Lane San Juan   treasurer, director
                Capistrano
                California 92675

Common Stock    All directors and named         2,520,000 shares            78.4%             56.45%               65.6%
                executive officers as a group

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

CHANGES IN CONTROL. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

DESCRIPTION OF SECURITIES
-------------------------

We are authorized to issue 50,000,000 shares of $.001 par value common stock and 5,000,000 shares of $.001 par value preferred stock. As of May 7, 2003, 3,213,750 shares of our common stock were issued and outstanding.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

DIVIDEND POLICY. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our board of directors and subject to any restrictions that may be imposed by our lenders.

Our Articles of Incorporation also include a staggered board of director provision, which provides that the term of office of members of our board of directors shall be staggered so that members will be elected every third year. Such provision could delay, defer, discourage or prevent a change in control.

Our Articles of Incorporation also include provisions, which provide that no action required to be taken or which may be taken at any annual or special meeting of stockholders may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied. Such provision could delay, defer, discourage or prevent a change in control.

Our Articles of Incorporation also include provisions that require the affirmative vote of at least two-thirds of the outstanding shares of common stock held by our shareholders for the approval or authorization of any business combination, such as a merger or a sale of any substantial part of our assets. Those provisions are subject to the provisions of any series of preferred stock which may at the time be issued and outstanding and convertible into shares of our common stock. The requirement of two-thirds vote could delay, defer, discourage or prevent a change in control.

INTEREST OF NAMED EXPERTS AND COUNSEL
--------------------------------------

No "expert" or our "counsel" was hired on a contingent basis, or will receive a direct or indirect interest in us, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this registration statement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
-----------------------------------------------------------------------

Article Seven of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
     o for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO OUR DIRECTORS, OFFICERS AND CONTROLLING PERSONS PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, WE HAVE BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THAT ACT AND IS, THEREFORE, UNENFORCEABLE.

ORGANIZATION WITHIN LAST FIVE YEARS
-----------------------------------

TRANSACTIONS WITH PROMOTERS. Sean Connelly and Neilan Vancas were our promoters. In October 2001, we issued 2,500,000 shares of our common stock to Mr. Connelly in exchange for services valued at $2,500 and 20,000 shares of our common stock to Mr. Vancas in exchange for services valued at $20, which represented the fair value of the common stock on the date of issuance.

DESCRIPTION OF BUSINESS
-----------------------

OUR BACKGROUND. We were incorporated in Nevada on October 12, 2001.

OUR BUSINESS. We specialize in providing website development services. We intend to offer our services to create and operate websites for future clients, by helping our clients determine what they need a website to do and then creating that site for them. We hope that in the future, we will be able to obtain contracts from small and medium-size businesses to design and deploy their websites for them. We have already completed work on one website for our first client, a company that sells fashion accessories by means of their website. Because we were unable to continue to perform the maintenance on that website required by that client, that client retained a different website contractor to redesign the website and perform those services. That former client has assured us that they intend to pursue any legal action against us because of this issue. We have no relationship with that website contractor, and we have discontinued our relationship with that former client. We anticipate that we will be able to design websites that will help our clients attract customers from their target audience, and that the websites we design will be easy for our clients' customers to use. We also hope that the websites that we plan to design for our clients will be a way for our clients to promote their services to their own potential customers. We hope to be able to target potential and future customers who may require such website development services, especially smaller firms, startups, and vocational schools. We hope to be able to provide our future clients with web site design services that use current technologies and are easy to maintain.

OUR SERVICES.

CURRENT SERVICES PROVIDED. We currently are able to offer website design and development services. In March 2003, we provided initial web development servies to new customers on a project basis, and without entering into written agreements. Website design and development may include such features as graphics, text, color, typestyle, audio and video. Website design includes deciding what pages will comprise the website, and what those pages will look like. Website design also includes making sure that a website will operate with the features that the client wants, such as text that includes the company's name, a description of its products, services, location and staff. We currently are able to perform the computer programming services that are required to make a website run. These services consist of writing programs that tell the computer hosting the website what pages to display. This computer programming also consists of making each page of a website have certain features, such as the client's logo, contact information, or photographs or video clips of the client's products or services. The person or company typically responsible for assisting in the design and maintenance of a website is called a webmaster. This function is labor intensive and would involve significant human resources and time to service a broad customer base. Designing a website includes programming a computer to display one or more web pages with specific features or functions. Usually, the majority of effort to design a particular website occurs before a website is launched, and then the site only requires minimal upkeep after that. This type of upkeep includes ensuring that contact, ordering or product and pricing information is current, and checking to see if any links to other websites still function properly. In most cases, small companies do not need a fulltime webmaster to service their site. Consequently, webmaster functions are typically performed by specialized companies servicing a number of customers. These customers may also rely upon their webmasters to direct them to suitable hosting or Internet service provider companies. We also hope to offer webmaster services to our targeted client group. For a short period of time, we served as the webmaster to the company that was our first customer, JCL Style, Inc., a Delaware corporation that sells fashion accessories from its website. Our agreement with JCL Style, Inc. provided that we would receive $2,500 to perform the task of designing their website and database. We have received full payment for this work. That client terminated their relationship with us and we no longer provide services to them. That former client has assured us that they intend to pursue any legal action against us because of this issue. We are in the process of seeking additional contracts with other clients.

PLANNED SERVICES TO BE OFFERED. After we are able to obtain adequate server equipment, we hope to begin offering, on a resale basis, a range of basic and enhanced web hosting services to businesses wishing to post their website on the Internet. A company with a website can choose to "host" their own website by using their own equipment, such as a server and networked computers to operate the website and using their own personnel to operate the website. However, that requires an investment in the equipment and hiring the personnel to perform that function, which is usually not cost-effective for a small or new business to perform on their own. Resale web hosting is a service such as what we hope to provide, where, once we obtain the equipment necessary to do so, we will provide the server and other equipment, along with the experienced staff to operate the client's website, keeping it current and functioning properly. We do not currently own a server that can perform that function, however, we believe the cost of obtaining an adequate server would be approximately $2,000. We plan to purchase such equipment by September 2003. Companies that resell website hosting services provide the equipment and staff to run the computers necessary to keep websites operating, and, depending on the size and complexity of the web pages involved, a website hosting company can provide service to a number of websites belonging to other companies. Small and start-up businesses often decide to use a web hosting company in order to avoid the financial cost, time and expertise requirements of hosting the website and obtaining enhanced services themselves.

We also hope to provide server co-location services, though we do not yet have the equipment to perform that function. We hope to be able to acquire a server by September 2003. A server is a computer that allows other computers to be networked together, which allows users within a company to share data. A server also allows the networked computers to share a central printer, scanner, or other device. A server also allows a large amount of data to be stored, ensuring that all the networked computers have access to the data, and preventing the need to store data on each individual computer that is networked. Server co-location services involve a customer physically placing their computer hardware, referred to as a server, on our premises. The customer gains access to our Internet support and maintenance services, high-speed Internet connections, security systems and appropriate physical environment for the server, such as static free and air-conditioned. We believe that clients, such as the small size or new businesses that we hope to serve, do not wish to maintain and service their own servers on-site because of the costs involved, which we hope will make our services attractive to them.

OUR WEBSITE. We own the domain name www.fulcircle.com. Our website is not currently operational but is projected to display a description of our services and basic contact information. However, we eventually plan to further develop our website to display samples of our projects and design capabilities. We anticipate completing the development of our website by September 2003, and hope to include links to websites we have designed to give prospective customers an idea of our work. Our website functions through our access to the internet. Our internet access is through Epoch Internet and is provided on a month-to-month basis.

OUR TARGET MARKETS AND MARKETING STRATEGY. We believe that our primary target market will consist of small and medium sized businesses that wish to have a website on the Internet without incurring the costs and time delays involved with developing, maintaining and updating a web presence on their own. We believe that many companies, especially small and start-up businesses can benefit from having their own website. We believe that a website can be used to publicize a company because the Internet has become a popular way for consumers and businesses to shop for goods and services they need. We believe that a website is also useful as a sales tool, since a company can display its products and take orders from customers from a website that is designed with this capability. We believe that websites can help companies, especially those with limited resources, publicize their products or services more cost-effectively and to a wider audience than they could by means of mailings, radio or television advertisements or other traditional or costly means.

Our marketing strategy will be to promote our services and products and attract businesses to our website. Our marketing initiatives include plans for:

     o utilizing direct response print advertisements placed primarily in small business, entrepreneurial, and special interest magazines;
     o    establishing links to industry focused websites;
     o advertising by television, radio, banners, affiliated marketing and direct mail; and
     o    presence at industry tradeshows.

We also hope to expand the scope of our eventual Internet presence by registering with major search engines with the goal of placing our website at the top of search results when potential clients search for services such as ours. This typically requires pre-funding with certain search engines. We do not currently operate our website, nor do we have adequate financial resources to conduct this type of search engine registration. Minimal capability search engine registration can be as low as $10 per month, but the more sophisticated services can cost several hundred dollars per month.

GROWTH STRATEGY. Our objective is to become a dominant provider of web hosting and development services. Our strategy is to provide clients with exceptional personal service and high quality web design. Key elements of our strategy include:

     o    increase our relationships with businesses;
     o increase our relationships with third party providers of web products and services;
     o    continue and expand our website;
     o    provide additional services for businesses and consumers; and
     o pursue relationships with joint venture candidates. We will attempt to establish joint ventures with companies that will support our business development.

COMPETITION. The markets for web hosting and development are very competitive. Our current and potential competitors include:

     o    other web hosting and Internet services companies;
     o    regional and national ISPs;
     o    regional and national telecommunications companies; and
     o    large information technology outsourcing firms.

We believe that most web-hosting competitors fit into two major groupings, each having their own set of competitive strengths and weaknesses. The first grouping, and most obvious of direct competition, are the big telephone and cable companies. We believe that because of their large corporate size, it takes these competitors much longer to develop and incorporate new features into their hosting services and to offer those services at a competitive price without subsidizing the pricing. As a result, we believe that because of our small size, our management hopes that we will be able to pay careful attention to our cost structure and will be able to provide a rapid response to market demand for new features. For these reasons, our management hopes we will be able to effectively compete with larger and more financially secure companies, both in services provided and on price. We believe that our commitment to providing innovative techniques and personal service may not be provided by a large company, which we hope will make us more attractive to small and start-up businesses seeking a website tailored to their needs.

The second major type of competitors is the pure website hosting companies. These companies may have congested network servers and slow Internet connectivity causing delays in website access and upload. This can result in lost customers visiting and exploring a website through abandoned connections. The smaller of these companies the less they are able to scale and respond quickly to their customers' growth requirements and may not be capable of supporting large numbers of new customers. While some of these pure website hosting companies may face these competitive deficiencies, there are a number of website hosting companies that have shown the ability to compete effectively. We hope to compete effectively with this type of competitor because we plan to offer services other than just website hosting, and because we hope that our management will be able to circumvent problems that commonly face these competitors. However, our ability to compete with these companies over time is unproven.

Many of these competitors have greater financial resources than we have, enabling them to finance acquisition and development opportunities, to pay higher prices for the same opportunities or to develop and support their own operations. In addition, many of these companies can offer bundled, value-added or additional services not provided by us, and may have greater name recognition. These companies might be willing to sacrifice profitability to capture a greater portion of the market for web hosting or related web hosting activities, or pay higher prices than we would for the same expansion and development opportunities. Consequently, we may encounter significant competition in our efforts to achieve our internal growth objectives.

OUR INTELLECTUAL PROPERTY. We do not presently own any patents, trademarks, licenses, concessions or royalties. We own the Internet domain name www.fulcircle.com. Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as ".org", or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

GOVERNMENT REGULATION. Internet access and online services are not subject to direct regulation in the United States. Changes in the laws and regulations relating to the telecommunications and media industry, however, could impact our business. For example, the Federal Communications Commission could begin to regulate the Internet and online services industry, which could result in increased costs for us. The laws and regulations applicable to the Internet and to our services are evolving and unclear and could damage our business. There are currently few laws or regulations directly applicable to access to, or commerce on, the Internet. Due to the increasing popularity and use of the Internet, it is possible that laws and regulations may be adopted, covering issues such as user privacy, defamation, pricing, taxation, content regulation, quality of products and services, and intellectual property ownership and infringement. Such legislation could expose us to substantial liability as well as dampen the growth in use of the Internet, decrease the acceptance of the Internet as a communications and commercial medium, or require us to incur significant expenses in complying with any new regulations. The European Union has recently adopted privacy and copyright directives that may impose additional burdens and costs on international operations.

OUR RESEARCH AND DEVELOPMENT. We are not currently conducting any research and development activities, other than the development of our website. We have not made any expenditure for research and development since our inception. Our website has been developed by our officers and directors. We do not anticipate conducting such activities in the near future.

EMPLOYEES. As of May 7, 2003, we have one full time employee. We believe that relations with our employee are good. We are not a party to any collective bargaining agreements. We anticipate entering into employment contracts with Sean Connelly and Neilan Vancas if we generate more significant revenues. Although we do not know the terms of those proposed agreements, we hope to enter into employment agreements with Mr. Connelly and Mr. Vancas with a term of at least one year with compensation contingent on us becoming profitable. We have not yet entered into any such employment contracts with these individuals.

FACILITIES. Our executive, administrative and operating offices are located at 26446 Woodsrest Lane, San Juan Capistrano, California, 92675. Our treasurer and one of our directors, Neilan Vancas is providing us with office space that is valued at a monthly rental rate of $500.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
--------------------------------------------------------------------------

FOR THE PERIOD FROM OCTOBER 12, 2001, OUR DATE OF FORMATION, THROUGH DECEMBER 31, 2002.

LIQUIDITY AND CAPITAL RESOURCES. We have no cash as of December 31, 2002. We believe that our officers and directors will pay our expenses to allow us to continue operating at our current level of operations. We believe that our officers and directors will either contribute or loan funds to us as needed. We anticipate that such loans would bear no interest. In order to expand our operations by performing work for additional customers, we will need additional funds to market our services to potential clients. We may not be able to market our services sufficiently to gain additional clients without funds raised from this offering. As of December 31, 2002, our total liabilities were $9,613, all of which was for accounts payable and accrued expenses. We have a month-to-month contract for internet access provided by Epoch Internet. This cost is $20 per month. We do not have any long term commitments or contingencies

Note 1 to our financial statements includes the following language: "[t]he Company has no established source of revenue." This matter raises substantial doubt about the Company's ability to continue as a going concern. If we are not able to pay our operating expenses, we may have to liquidate the company and its assets. Our officers and directors have expressed their intent to assist in the payment of our operating expenses as long as they maintain their stock ownership in us. However, our officers and directors are under no obligation to pay our expenses. We have not formulated a plan of liquidation in the event our officers and directors do not pay our expenses.

RESULTS OF OPERATIONS.

REVENUES. We have realized revenues of $8,905 during the period ended December 31, 2002. These revenues were generated from a contract with our first client. The services we provided included designing a website for a company that sells fashion accessories by means of their website. The website we designed includes a number of features, including product photographs, product price and ordering, and compiles customer profile data. The site also links to a database we created for the company as part of the same contract. That database is able to contain product and customer data, which the company can use to track its inventory and sales. We anticipate that our source of revenues will be from contracts with other clients for website designing services. Therefore, we will need to engage other clients who wish to have similar website design services performed, because our revenue is based on such service contracts.

For the period ended December 31, 2002, our cost of sales was $6,830. As a result, we had a gross profit of $2,075.

OPERATING EXPENSES. For the period ended December 31, 2002, our total expenses were $35,083. The expenses were associated with general and administrative expense. Our general and administrative expenses include costs such as telephone, office supplies, internet service, banking and accounting costs. Therefore, for the period ended December 31, 2002, we experienced a net loss of $33,008.

FOR THE PERIOD FROM OCTOBER 12, 2001, OUR DATE OF FORMATION, THROUGH SEPTEMBER 30, 2002.

Liquidity and Capital Resources. We have no cash as of September 30, 2002. We believe that our officers and directors will pay our expenses to allow us to continue operating at our current level of operations. In order to expand our operations by performing work for additional customers, we will need additional funds to market our services to potential clients. We may not be able to market our services sufficiently to gain additional clients without funds raised from this offering. In January 2002, we sold 693,750 shares of common stock to 27 investors for $0.02 per share. The total proceeds were $13,875. Those proceeds were used to provide us with working capital. As of September 30, 2002, our total liabilities were $7,648, all of which was for accounts payable and accrued expenses. We have a month-to-month contract for internet access provided by Epoch Internet. This cost is $20 per month. We do not have any long term commitments or contingencies

RESULTS OF OPERATIONS.

Revenues. We have realized revenues of $8,405 during the period ended September 30, 2002. These revenues were generated from a contract with our first client. The services we provided included designing a website for a company that sells fashion accessories by means of their website. The website we designed includes a number of features, including product photographs, product price and ordering, and compiles customer profile data. The site also links to a database we created for the company as part of the same contract. That database is able to contain product and customer data, which the company can use to track its inventory and sales. We anticipate that our source of revenues will be from contracts with other clients for website designing services. Therefore, we will need to engage other clients who wish to have similar website design services performed, because our revenue is based on such service contracts.

For the period ended September 30, 2002, our cost of sales was $6,830. As a result, we had a gross profit of $1,575.

Operating Expenses. For the period ended September 30, 2002, our total expenses were $31,118. The expenses were associated with general and administrative expense. Our general and administrative expenses include costs such as telephone, office supplies, internet service, banking and accounting costs. Therefore, for the period ended September 30, 2002, we experienced a net loss of $29,543.

OUR PLAN OF OPERATION FOR THE NEXT TWELVE MONTHS. To effectuate our business plan during the next twelve months, we must increase our current customer base. We hope to use our website to attract more clients so that we can obtain more service contracts, which is currently our only source of revenues. We believe that this requires paying for banner advertising on internet search engines and paying to appear at or near the top of search results. The costs for these services vary from several hundred to several thousand dollars depending on the priority desired. We will not engage in this type of promotion until we have the resources to do so. We also would hope to promote our site by the use of an optimum combination of meta-tags. Meta-tags are certain identifiers that are embedded in a website and result in the website appearing in the search when that term is used. In order to identify the optimum combination of meta-tags, we would be required to engage the services of a marketing research firm. We anticipate scaling our marketing efforts to the amount of funding we are able to raise. We anticipate that we will use the funds raised in this offering and revenues generated to fund marketing activities and for working capital. We do not anticipate being able to use our website as a source of revenue unless and until we are able to obtain advertising sponsors for our website. We believe that our site will not generate sufficient traffic to attract the interest of sponsors during the next twelve months; therefore we do not currently consider our website in and of itself as a source of revenues.

We anticipate that we will use the funds raised in this offering and revenues generated to fund marketing activities and for working capital. We believe that the size of our operations may vary depending on the amount of funds raised in this offering. This is because we will scale our marketing expenditures to the level of funding we are able to raise. If we are able to sell all of the shares in this offering, we believe that the size of our operations will increase because we will be able to increase our marketing activities. If we do not raise any funds in this offering, we may not have adequate funds to market our services. Our management believes we will require funds of at least $30,000 to promote our services by means of our website. Our failure to market and promote our services will hinder our ability to increase the size of our operations and generate additional revenues.

We have no cash as of December 31, 2002. Because we do not have adequate funds available to satisfy our working capital requirements, we believe that our officers and directors will contribute funds to pay for our expenses. Our belief that our officers and directors will pay our expenses is based on the fact that our officers and directors collectively own 2,520,000 shares of our common stock, which equals approximately 56% of our outstanding common stock following the completion of this offering if all of the offered shares are sold, or approximately 62% if two thirds of the offered shares are sold. We believe that our officers and directors will continue to pay our expenses as long as they maintain their ownership of our common stock. Therefore, we have not contemplated any plan of liquidation in the event that we do not generate revenues.

We are not currently conducting any research and development activities, other than the development of our website. We do not anticipate conducting such activities in the near future. In the event that we expand our customer base, then we may need to hire additional employees or independent contractors as well as purchase or lease additional equipment. We will be required to purchase or lease a server in order to provide web hosting services.

DESCRIPTION OF PROPERTY
-----------------------

PROPERTY HELD BY US. As of the date specified in the following table, we held the following property:

============================= ==================== ====================
PROPERTY                       SEPTEMBER 30, 2002   DECEMBER 31, 2002
----------------------------- -------------------- --------------------
Cash                                   $0                    $0
----------------------------- -------------------- --------------------
Property and Equipment, net            $0                    $0
============================= ==================== ====================

OUR FACILITIES. Our executive, administrative and operating office is located at 26446 Woodsrest Lane, San Juan Capistrano, California, 92675 and is provided to us, at no charge, by Neilan Vancas, our treasurer and one of our directors. We believe that our facilities are adequate for our needs and that additional suitable space will be available on acceptable terms as required. We do not own any real estate. We do not have a written lease or sublease agreement and Mr. Vancas does not expect to be paid or reimbursed for providing office facilities. Our financial statements reflect as occupancy costs the fair market value of that space, which is approximately $500 per month. The office space includes the following: use of the phone, mailing address and computer facilities. That amount has been included in the financial statements as an additional capital contribution by Mr. Vancas.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
----------------------------------------------

RELATED PARTY TRANSACTIONS.

Neilan Vancas, our treasurer and a director, currently provides office space to us at no charge. Mr. Vancas does not expect to be paid or reimbursed for providing office facilities. Our financial statements reflect as occupancy costs the fair market value of that space, which is approximately $500 per month. That amount has been included in the financial statements as an additional capital contribution by Mr. Vancas.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions, including, but not limited to, the following:

     o    disclose such transactions in prospectuses where required;
     o disclose in any and all filings with the Securities and Exchange Commission, where required;
     o    obtain disinterested directors' consent; and
     o    obtain shareholder consent where required.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
---------------------------------------------------------

REPORTS TO SECURITY HOLDERS. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

As of May 7, 2003, there were twenty-nine record holders of our common stock.

There are 3,213,750 outstanding shares of our common stock, however, the holding period has not yet been met and the shares cannot be sold as of this time pursuant to Rule 144. Therefore, there are no outstanding shares of our common stock which can be sold pursuant to Rule 144. Rule 144 provides, among other things, that persons holding restricted securities for a period of one year may each sell, assuming all of the conditions of Rule 144 are satisfied, in brokerage transactions every three months an amount of restricted securities equal to one percent of our outstanding shares of common stock, or the average weekly reported volume of trading during the four calendar weeks preceding the filing of a notice of proposed sale, which ever is more. Rule 144 also provides that, after holding such securities for a period of two years, a nonaffiliate of the company may sell those securities without restriction, other than the requirement that we are current with respect to our information reporting requirements. There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. We have agreed to register for sale 693,750 shares of common held by current security holders.

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

PENNY STOCK REGULATION. Shares of our common stock will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

     o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities' laws;
     o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
     o    a toll-free telephone number for inquiries on disciplinary actions;
     o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
     o such other information and is in such form, including language, type, size and format, as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in penny stock, the broker-dealer also must provide the customer the following:

     o    the bid and offer quotations for the penny stock;
     o the compensation of the broker-dealer and its salesperson in the transaction;
     o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

EXECUTIVE COMPENSATION
-----------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our chief executive officer and our other executive officers during the year ending December 31, 2002. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

======================================= ======= ============= ============= ===================== ==========================
Name and Principal Position              Year      Annual      Bonus ($)        Other Annual       All Other Compensation
                                                 Salary ($)                   Compensation ($)
--------------------------------------- ------- ------------- ------------- --------------------- --------------------------
Sean Connelly - president, secretary    2001        None          None              None                  $2,500(1)
--------------------------------------- ------- ------------- ------------- --------------------- --------------------------
                                        2002        None          None              None                    None
--------------------------------------- ------- ------------- ------------- --------------------- --------------------------
Neilan Vancas - treasurer               2001        None          None              None                   $20(1)
--------------------------------------- ------- ------------- ------------- --------------------- --------------------------
                                        2002        None          None              None                    None
======================================= ======= ============= ============= ===================== ==========================
(1)Represents stock issued for services.

Compensation of Directors. Our current directors are also our employees and receive no extra compensation for their service on our board of directors.

Compensation of Officers. As of May 7, 2003, our officers have received no compensation for their services provided to us, other than as indicated in the table above.

Employment Contracts. We anticipate that we will enter into an employment agreement with Sean Connelly, and Neilan Vancas, although we do not currently know the terms of those employment agreements.

FINANCIAL STATEMENTS
---------------------




                          FULL CIRCLE PROMOTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                      FOR THE PERIOD FROM OCTOBER 12, 2001
                     (INCEPTION) TO SEPTEMBER 30, 2002 AND
                    THE THREE MONTHS ENDED DECEMBER 31, 2002
                                  (UNAUDITED)






                                    CONTENTS

                                                                          Page
                                                                          ----
Independent Auditors' Report                                                 1

Financial Statements:
  Balance Sheets                                                             2
  Statements of Operations                                                   3
  Statement of Stockholders' Deficiency                                      4
  Statements of Cash Flows                                                   5
  Notes to Financial Statements                                           6-15

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Full Circle Promotions, Inc.
Aliso Viejo, California

We have audited the accompanying balance sheet of Full Circle Promotions, Inc. (a Nevada corporation in the development stage) as of September 30, 2002, and the related statements of operations, stockholders' deficiency and cash flows for the period from October 12, 2001 (inception) to September 30, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Full Circle Promotions, Inc. as of September 30, 2002, and the results of its operations and cash flows for the period from October 12, 2001 (inception) to September 30, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the accompanying financial statements, the Company had no significant source of revenue, which raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also discussed in Note
1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Stonefield Josephson, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
November 14, 2002

                        FULL CIRCLE PROMOTIONS, INC.
                        (A DEVELOPMENT STAGE COMPANY)

                               BALANCE SHEETS

                                                                                 December 31,
                                                                                     2002               September 30,
                                                                                 (Unaudited)                2002
                                                                              -------------------    ------------------
                                   ASSETS

Current assets -
    cash and cash equivalents                                                 $                -     $               -
                                                                              ===================    ==================


                  LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities -
    accounts payable and accrued expenses                                     $            9,613     $           7,648
                                                                              -------------------    ------------------

Stockholders' deficiency:
    Preferred stock, $0.001 par value; 5,000,000 shares
       authorized; no shares issued or outstanding                                             -                     -
    Common stock, $0.001 par value; 500,000,000 shares
       authorized; 3,213,750 shares issued and outstanding                                 3,214                 3,214
    Additional paid-in capital                                                            20,181                18,681
    Deficit accumulated during development stage                                         (33,008)              (29,543)
                                                                              -------------------    ------------------

            Total stockholders' deficiency                                                (9,613)               (7,648)
                                                                              -------------------    ------------------

                                                                              $                -     $               -
                                                                              ===================    ==================



                See accompanying notes to financial statements.

                          FULL CIRCLE PROMOTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

                                                                                 For the period            For the period from
                                                          For the three          from October 12,            October 12, 2001
                                                          months ended         2001 (inception) to           (inception) to
                                                          December 31,            September 30,               December 31,
                                                       2002 (Unaudited)                 2002                2002 (Unaudited)
                                                      ----------------------  ------------------------  ------------------------
Net revenue                                           $                 500   $             8,405  00   $                 8,905

Cost of sales                                                             -                     6,830                     6,830
                                                      ----------------------  ------------------------  ------------------------

Gross profit                                                            500                     1,575                     2,075

General and administrative expenses                                   3,965                    31,118                    35,083
                                                      ----------------------  ------------------------  ------------------------

Loss before provision for income taxes                               (3,465)                  (29,543)                  (33,008)

Provision for income taxes                                                -                         -                         -
                                                      ----------------------  ------------------------  ------------------------

Net loss                                              $              (3,465)  $               (29,543)  $               (33,008)
                                                      ======================  ========================  ========================


Net loss available to common stockholders per common share - basic and diluted:

    Loss per common share - basic and diluted         $               (0.00)  $                 (0.01)  $                 (0.01)
                                                      ======================  ========================  ========================

    Weighted average common shares
      outstanding - basic and diluted                             3,213,750                 3,053,118                 3,075,000
                                                      ======================  ========================  ========================


                 See accompanying notes to financial statements.

                          FULL CIRCLE PROMOTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                      STATEMENT OF STOCKHOLDERS' DEFICIENCY

                                                                                                  Deficit
                                                                                                accumulated
                                                       Common stock              Additional       during               Total
                                               -------------------------------    paid-in       development         stockholders
                                                   Shares           Amount        capital          stage            deficiency
                                               ----------------  -------------  -------------  ----------------  ------------------

Balance at October 12, 2001,
   date of incorporation                                     -   $          -   $          -   $             -   $               -

Issuance of Founder Shares for
   services at $0.0001 per share
   (October 2001)                                  2,520,000            2,520              -                 -               2,520

Issuance of common stock for cash
   at $0.02 per share (January 2002)                  693,750             694         13,181                 -              13,875

Non-cash contribution from Officer                               -          -          5,500                 -               5,500

Net loss                                                         -          -              -           (29,543)            (29,543)
                                               ----------------  -------------  -------------  ----------------  ------------------

Balance at September 30, 2002                        3,213,750          3,214         18,681           (29,543)             (7,648)

Non-cash contribution from Officer (unaudited)               -              -          1,500                 -               1,500

Net loss (unaudited)                                         -              -              -            (3,465)             (3,465)
                                               ----------------  -------------  -------------  ----------------  ------------------

Balance at December 31, 2002 (unaudited)             3,213,750   $      3,214   $     20,181   $       (33,008)  $          (9,613)
                                               ================  =============  =============  ================  ==================


                See accompanying notes to financial statements.

                       FULL CIRCLE PROMOTIONS, INC.
                      (A DEVELOPMENT STAGE COMPANY)

                         STATEMENTS OF CASH FLOWS

                                                                               For the period from   For the period from
                                                              For the three       October 12, 2001    October 12, 2001
                                                              months ended        (inception) to       (inception) to
                                                               December 31,        September 30,      December 31, 2002
                                                             2002 (Unaudited)        2002               (Unaudited)
Cash flows provided by (used for) operating activities:     -----------------  ------------------    -----------------
    Net loss                                                $         (3,465)  $         (29,543)    $        (33,008)

    Adjustments to reconcile net loss to net cash used for
      operating activities:
       Non-cash issuance of stock for services                             -               2,520                2,520
       Office expenses contributed by an Officer                       1,500               5,500                7,000

    Increase in liabilities -
       accounts payable and accrued expenses                           1,965               7,648                9,613
                                                            -----------------  ------------------    -----------------

                 Total adjustments                                     3,465              15,668               19,133
                                                            -----------------  ------------------    -----------------

                 Net cash used for operating activities                    -             (13,875)             (13,875)

Cash flows provided by financing activities -
    proceeds from issuance of common stock                                 -              13,875               13,875
                                                            -----------------  ------------------    -----------------

Net increase in cash and cash equivalents                                  -                   -                    -
Cash and cash equivalents, beginning of period                             -                   -                    -
                                                            -----------------  ------------------    -----------------

Cash and cash equivalents, end of period                    $              -   $               -     $              -
                                                            =================  ==================    =================

Supplemental disclosure of cash flow information:
    Income taxes paid                                       $              -   $               -     $              -
                                                            =================  ==================    =================
    Interest paid                                           $              -   $               -     $              -
                                                            =================  ==================    =================


Supplemental disclosure of non-cash financing activities:
    In October 2001, the Company issued 2,520,000 shares of its common stock in exchange for services to incorporate the Company. The Founder Shares were valued at par of the Company's common stock totaling $2,520, which represented its fair market value on the date of issuance.



                See accompanying notes to financial statements.

                          FULL CIRCLE PROMOTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                      FOR THE PERIOD FROM OCTOBER 12, 2001
                    (INCEPTION) TO SEPTEMBER 30, 2002 AND THE
                      THREE MONTHS ENDED DECEMBER 31, 2002
                                   (UNAUDITED)
15





(1)      Summary of Significant Accounting Policies:

         Nature of Business:

                  Full Circle Promotions, Inc. (the "Company") is currently a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7 and was incorporated under the laws of the State of Nevada on October 12, 2001, with a September 30 year-end. The Company plans to develop an organization that specializes in website development services for companies such as smaller firms, startups and vocational schools. The Company has produced revenues of $8,905 but will continue to report as a development stage company until significant revenues are produced.

         Basis of Presentation:

                  The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has no established source of revenue. This matter raises substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

                  Management intends to continue to raise additional financing through debt and equity financing or other means and interests that it deems necessary with a view to moving forward and sustaining a prolonged growth in its strategy phases.

         Interim Financial Statements:

                  The accompanying unaudited financial statements for the three months ended December 31, 2002 include all adjustments (consisting of only normal recurring accruals), which, in the opinion of management, are necessary for a fair presentation of the results of operations for the periods presented. Interim results are not necessarily indicative of the results to be expected for a full year. The unaudited financial statements should be read in conjunction with the audited financial statements included in this Form SB-2/A, filed with the Securities and Exchange Commission for the period from October 12, 2001 (inception) to September 30, 2002.

                          FULL CIRCLE PROMOTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                      FOR THE PERIOD FROM OCTOBER 12, 2001
                    (INCEPTION) TO SEPTEMBER 30, 2002 AND THE
                      THREE MONTHS ENDED DECEMBER 31, 2002
                                   (UNAUDITED)



(1)      Summary of Significant Accounting Policies, Continued:

         Revenue Recognition:

                  The Company provides customers with website development services. The Company recognizes revenues for these services in accordance with Statement of Position ("SOP") 97-2 "Software Revenue Recognition," as amended by SOP 98-4 and SOP 98-9, where revenues from multiple software arrangements will be allocated to each element of the arrangement based on the relative fair values using specific objective evidence as defined in the SOPs. If no such objective evidence exists, revenues from the contracts will not be recognized until the entire contract is completed and accepted by the customer. Once the amount of the revenue for each element is determined, the Company recognizes revenue as each element is completed and accepted by the customer. For contracts that require significant production, modification or customization of software, the Company applies percentage of completion contract accounting in conformity with ARB No. 45 and SOP 81-1. The Company recognizes revenues only when no further contingencies or material performance obligations are warranted, and thereby would have earned the right to receive and retain payments for services performed and billed. Under SFAS No. 7, the factors that must be achieved before the Company no longer reports as a development stage company are either a) planned principal operations have commenced or b) significant revenues have been produced. The Company has produced revenues of $8,905 but will continue to report as a development stage company until significant revenues are produced.

         Use of Estimates:

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could materially differ from those estimates.

         Comprehensive Income:

                  Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive income and its components in the financial statements. For the period from October 12, 2001 (inception) to September 30, 2002 and the three months ended December 31, 2002 (unaudited), the Company has no items that represent other comprehensive income and, therefore, has not included a Schedule of Comprehensive Income in the financial statements.

                          FULL CIRCLE PROMOTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                      FOR THE PERIOD FROM OCTOBER 12, 2001
                    (INCEPTION) TO SEPTEMBER 30, 2002 AND THE
                      THREE MONTHS ENDED DECEMBER 31, 2002
                                   (UNAUDITED)





(1)      Summary of Significant Accounting Policies, Continued:

         Cash:

                  Equivalents
                  -----------

                  Cash equivalents include all highly liquid debt instruments with original maturities of three months or less which are not securing any corporate obligations.

                  Concentration
                  -------------

                  The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

         Basic and Diluted Income (Loss) Per Share:

                  In accordance with SFAS No. 128, "Earnings Per Share," the basic income (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding. Diluted income (loss) per common share is computed similar to basic income (loss) per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of December 31, 2002, the Company does not have any equity or debt instruments outstanding that can be converted into common stock.

         Income Taxes:

                  The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

                          FULL CIRCLE PROMOTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                      FOR THE PERIOD FROM OCTOBER 12, 2001
                    (INCEPTION) TO SEPTEMBER 30, 2002 AND THE
                      THREE MONTHS ENDED DECEMBER 31, 2002
                                   (UNAUDITED)



(1)      Summary of Significant Accounting Policies, Continued:

         Stock-Based Compensation:

                  The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and complies with the disclosure provisions of SFAS 123, "Accounting for Stock-Based Compensation." Under APB 25, compensation cost is recognized over the vesting period based on the excess, if any, on the date of grant of the deemed fair value of the Company's shares over the employee's exercise price. When the exercise price of the employee share options is less than the fair value price of the underlying shares on the grant date, deferred stock compensation is recognized and amortized to expense in accordance with FASB Interpretation No. 28 over the vesting period of the individual options.

         Fair Value of Financial Instruments:

                  The estimated fair values of cash and cash equivalents, accounts payable and accrued expenses, none of which are held for trading purposes, approximate their carrying value because of the short term maturity of these instruments or the stated interest rates are indicative of market interest rates.

         Advertising Costs:

                  Advertising costs are expensed as incurred. There were no advertising expenses for the period from October 12, 2001 (inception) to September 30, 2002 or for the three months ended December 31, 2002 (unaudited).

         Segment Reporting:

                  Based on the Company's integration and management strategies, the Company operated in a single business segment. For the period from October 12, 2001 (inception) to September 30, 2002 and the three months ended December 31, 2002 (unaudited), all revenues have been derived from domestic operations.

         Start-up Costs:

                  Per SOP 98-5, "Reporting on the Costs of Start-up Activities," all costs related to start-up activities and organizational costs will be expensed as incurred.

                          FULL CIRCLE PROMOTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                      FOR THE PERIOD FROM OCTOBER 12, 2001
                    (INCEPTION) TO SEPTEMBER 30, 2002 AND THE
                      THREE MONTHS ENDED DECEMBER 31, 2002
                                   (UNAUDITED)



(1)      Summary of Significant Accounting Policies, Continued:

         Internal Website Development Costs:

                  Per Emerging Issues Task Force (EITF) 00-2, "Accounting for Web Site Development Costs," costs incurred during the planning and operating stages should be expensed over the period of benefit.

         Recent Accounting Pronouncements:

                  In July 2001, the FASB issued SFAS No. 141 "Business Combinations." SFAS No. 141 supersedes Accounting Principles Board ("APB") No. 16 and requires that any business combinations initiated after June 30, 2001 be accounted for as a purchase; therefore, eliminating the pooling-of-interest method defined in APB 16. The statement is effective for any business combination initiated after June 30, 2001 and shall apply to all business combinations accounted for by the purchase method for which the date of acquisition is July 1, 2001 or later. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

                  In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 142, "Goodwill and Other Intangibles." SFAS No. 142 addresses the initial recognition; measurement and amortization of intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination) and addresses the amortization provisions for excess cost over fair value of net assets acquired or intangibles acquired in a business combination. The statement is effective for fiscal years beginning after December 15, 2001, and is effective July 1, 2001 for any intangibles acquired in a business combination initiated after June 30, 2001. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

                  In October 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires companies to record the fair value of a liability for asset retirement obligations in the period in which they are incurred. The statement applies to a company's legal obligations associated with the retirement of a tangible long-lived asset that results from the acquisition, construction, and development or through the normal operation of a long-lived asset. When a liability is initially recorded, the company would capitalize the cost, thereby increasing the carrying amount of the related asset. The capitalized asset retirement cost is depreciated over the life of the respective asset while the liability is accreted to its present value. Upon settlement of the liability, the obligation is settled at its recorded amount or the company incurs a gain or loss. The statement is effective for fiscal years beginning after June 30, 2002. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                          FULL CIRCLE PROMOTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                      FOR THE PERIOD FROM OCTOBER 12, 2001
                    (INCEPTION) TO SEPTEMBER 30, 2002 AND THE
                      THREE MONTHS ENDED DECEMBER 31, 2002
                                   (UNAUDITED)



(1)      Summary of Significant Accounting Policies, Continued:

         Recent Accounting Pronouncements, Continued:

                  In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." Statement 144 addresses the accounting and reporting for the impairment or disposal of long-lived assets. The statement provides a single accounting model for long-lived assets to be disposed of. New criteria must be met to classify the asset as an asset held-for-sale. This statement also focuses on reporting the effects of a disposal of a segment of a business. This statement is effective for fiscal years beginning after December 15, 2001. The Company has implemented this pronouncement and has concluded that the adoption has no material impact to the financial statements.

                  In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers." This Statement amends FASB Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                  In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities". SFAS No. 146 requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of a commitment to an exit or disposal plan, as previously required under Emerging Issues Task Force ("EITF") Issue 94-3. A fundamental conclusion reached by the FASB in this statement is that an entity's commitment to a plan, by itself, does not create a present obligation to others that meets the definition of a liability. SFAS No. 146 also establishes that fair value is the objective for initial measurement of the liability. The provisions of this statement are effective for exit or disposal activities that are initiated after December 31, 2002. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

                          FULL CIRCLE PROMOTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                      FOR THE PERIOD FROM OCTOBER 12, 2001
                    (INCEPTION) TO SEPTEMBER 30, 2002 AND THE
                      THREE MONTHS ENDED DECEMBER 31, 2002
                                   (UNAUDITED)


(1)      Summary of Significant Accounting Policies, Continued:

         Recent Accounting Pronouncements, Continued:

                  In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions--an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions is effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact to the Company's financial position or results of operations as the Company has not engaged in either of these activities.

                  In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation--Transition and Disclosure", which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this statement did not have a material impact on the Company's financial position or results of operations as the Company has not elected to change to the fair value based method of accounting for stock-based employee compensation.

                          FULL CIRCLE PROMOTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                      FOR THE PERIOD FROM OCTOBER 12, 2001
                    (INCEPTION) TO SEPTEMBER 30, 2002 AND THE
                      THREE MONTHS ENDED DECEMBER 31, 2002
                                   (UNAUDITED)


(1)      Summary of Significant Accounting Policies, Continued:

         Recent Accounting Pronouncements, Continued:

                  In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.


(2)      Related-Party Transactions:

         An officer of the Company provided office space to the Company at $500 per month on a month-to-month basis, which was recorded as a contribution to capital. Total office expense for the period from October 12, 2001 (inception) to September 30, 2002 and for the three months ended December 31, 2002 was $5,500 and $1,500 (unaudited), respectively.


(3)      Stockholders' Deficiency:

         Common Stock
         ------------

         In October 2001, the Company issued 2,520,000 shares of its common stock in exchange for services to incorporate the Company. The Founder Shares were valued at par of the Company's common stock totaling $2,520, which represented its fair market value on the date of issuance.

         In January 2002, the Company performed a private placement and issued 693,750 shares of its common stock at $0.02 per share for an aggregate total of $13,875.

                          FULL CIRCLE PROMOTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                      FOR THE PERIOD FROM OCTOBER 12, 2001
                    (INCEPTION) TO SEPTEMBER 30, 2002 AND THE
                      THREE MONTHS ENDED DECEMBER 31, 2002
                                   (UNAUDITED)



(4)      Commitments and Contingencies:

         The Company uses the services of one provider for Internet access and hosting services, which they plan to resell under their name. The Company has a month-to-month contract for internet access, provided by Epoch Internet. This cost is $20 per month. If the Company's Internet service is interrupted, the ability to offer services and thereby generate revenues might be harmed.

         The Company's provider may experience disruptions of service or have limited capacity, which could disrupt their services. In the event of an extended disruption, the Company might need to replace or supplement these services. Because the Company relies on a third-party Internet service provider for their backbone connections to the Internet, they could face limitations on their ability to serve their subscribers.

         The Company is currently in the process of filing an SB-2 with the Securities and Exchange Commission. In addition to the sale of 1,250,000 newly issued shares of the Company, the offering includes the registration for sale of 693,750 shares of the issued and outstanding common stock held by current stockholders. The Company will pay all expenses in connection with the registration and sale of the selling stockholders.


(5)      Provision for Income Taxes:

         Deferred income taxes are reported using the liability method. Deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

         As of December 31, 2002 (unaudited) and September 30, 2002, the Company had net operating loss carryforwards of $33,008 and $29,543, respectively, expiring in 2022. During the period from October 12, 2001 (inception) to September 30, 2002 and the three months ended December 31, 2002, the valuation allowance increased by $10,045 and $1,178 (unaudited), respectively. Deferred tax assets resulting from the net operating losses are reduced by a valuation allowance, when in the opinion of management, utilization is not reasonably assured.

                          FULL CIRCLE PROMOTIONS, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                      FOR THE PERIOD FROM OCTOBER 12, 2001
                    (INCEPTION) TO SEPTEMBER 30, 2002 AND THE
                      THREE MONTHS ENDED DECEMBER 31, 2002
                                   (UNAUDITED)



(5)      Provision for Income Taxes, Continued:

         A summary is as follows:

                                                           December 31,               September 30,
                                                              2002                       2002
                                                        -----------------         ------------------
                                                                                        (Unaudited)

                  Net operating loss carryforward       $          33,008         $           29,543
                  Effective tax rate                                   34%                        34%
                                                        -----------------         ------------------

                  Deferred tax asset                               11,223                     10,045
         Valuation allowance                                      (11,223)                   (10,045)
                                                        -----------------         ------------------

                  Net deferred tax asset                $               -         $                -
                                                        =================         ==================

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
-------------------------------------------------------------------------

In September 2002, our Board of Directors appointed Stonefield Josephson, Inc., independent accountant, to audit our financial statements for the period from October 12, 2001, our date of formation, through December 31, 2002. Prior to our appointment of Stonefield Josephson, Inc. as our auditor, our financial statements had not been audited. Prior to engaging Stonefield Josephson, Inc., we had not consulted with them on the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements. There have been no disagreements with our accountant since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

There have been no disagreements with our accountant since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by us has been passed upon by the Law Offices of Karin C. Carter, located in Long Beach, California.

                                     EXPERTS

Our financial statements for the period from October 12, 2001, our date of formation, through December 31, 2002, appearing in this prospectus which is part of a Registration Statement have been audited by Stonefield Josephson, Inc. and are included in reliance upon such reports given upon the authority of Stonefield Josephson, Inc. as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

We have filed a registration statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information regarding us and our common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed as a part of the registration statement.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS
-----------------------------------------

Article Seven of our Articles of Incorporation provides, among other things, that our officers and directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as an officer or a director, except for liability:

o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or
o for unlawful payments of dividends or unlawful stock purchase or redemption by us.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
-------------------------------------------

We will pay all expenses in connection with the registration and sale of our common stock. None of the expenses will be paid by the selling security holders. The estimated expenses of issuance and distribution are set forth below.

======================================== ==================== ===============
Registration Fees                        Approximately                $36.00
---------------------------------------- -------------------- ---------------
Transfer Agent Fees                      Approximately               $650.00
---------------------------------------- -------------------- ---------------
Costs of Printing and Engraving          Approximately               $500.00
---------------------------------------- -------------------- ---------------
Legal Fees                               Approximately            $10,000.00
---------------------------------------- -------------------- ---------------
Accounting Fees                          Approximately             $5,000.00
======================================== ==================== ===============

RECENT SALES OF UNREGISTERED SECURITIES
---------------------------------------

There have been no sales of unregistered securities within the last three years, which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

In January 2002, we issued 693,750 shares of our common stock to twenty-seven investors for $0.02 per share. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that act and Rule 506 of Regulation D promulgated pursuant to that act by the Securities and Exchange Commission. Specifically, the offer was made to "accredited investors", as that term is defined under applicable federal and state securities laws, and no more than 35 non-accredited investors. We believe that each purchaser who was not an accredited investor has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment. Each investor was given adequate access to sufficient information about us to make an informed investment decision. There were no commissions paid on the sale of these shares. The net proceeds to us were $13,875.

In October 2001, we issued 2,500,000 shares of our common stock to Sean Connelly, our president, secretary, and one of our directors, in exchange for services to the Company valued at $2,500, which represented the fair value of the common stock on the date of issuance. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act. We believe that Mr. Connelly has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment. In addition, Mr. Connelly had sufficient access to material information about us because he is our president, secretary, and one of our directors.

In October 2001, we issued 20,000 shares of our common stock to Neilan Vancas, our treasurer and one of our directors, in exchange for services to the Company valued at $20, which represented the fair value of the common stock on the date of issuance. The shares were issued in a transaction which we believe satisfies the requirements of that certain exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, which exemption is specified by the provisions of Section 4(2) of that act. We believe that Mr. Vancas has such knowledge and experience in financial and business matters that she is capable of evaluating the merits and risks of the prospective investment. In addition, Mr. Vancas had sufficient access to material information about us because he is our treasurer and one of our directors.

EXHIBITS
--------

         Copies of the following documents are filed with this registration statement, Form SB-2, as exhibits:

EXHIBIT NO.
-----------

1.                Underwriting Agreement (not applicable)

3.1               Articles of Incorporation*

3.2               Bylaws*

4                 Subscription Agreement

5.                Executed Opinion Re: Legality*

8.                Opinion Re: Tax Matters (not applicable)

11.               Statement Re: Computation of Per Share Earnings**

15.               Letter on unaudited interim financial information
                  (not applicable)

21                Subsidiaries of the Registrant (not applicable)

23.1              Consent of Auditors****

23.2              Consent of Counsel***

*        Included in Registration Statement on Form SB-2 filed on
         September 26, 2002.
**       Included in Financial Statements
***      Included in Exhibit 5 filed with Amend. No. 3 filed April 24, 2003
****     Filed with Amend. No. 3 filed on April 24, 2003

UNDERTAKINGS
------------

A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To specify in the prospectus any facts or events arising after the effective date of the registration statement, or most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), Section 230.424(b) of Regulation S-B, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

SIGNATURES


In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in the city of San Juan Capistrano, State of California, on May 7, 2003.


Full Circle Promotions, Inc.,
a Nevada corporation


/s/ Sean Connelly
------------------------------------------
Sean Connelly
principal executive officer
president, secretary, director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:



/s/ Sean Connelly                                             May 7, 2003
--------------------------------------------                  --------------
Sean Connelly
principal executive officer
president, secretary, director

/s/ Neilan Vancas                                             May 7, 2003
--------------------------------------------                  --------------
Neilan Vancas
principal financial officer,
treasurer, director